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                                                                     EXHIBIT 2.2


                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is entered into on July 29, 1998, by and among TEAM, INC., a Texas corporation ("Team"), R. LEROY AND PAULA BENHAM, both of whom are individual residents of the State of Oregon (the "Benhams"), THE CLIMAX PORTABLE MACHINE TOOLS, INC. EMPLOYEE STOCK OWNERSHIP PLAN TRUST (the "ESOP"), which is a qualified plan under Section 401(a) of the Code and an exempt trust under Section 501(a) of the Code, PHILLIP R. EDIN, TRUSTEE OF THE PHILLIP EDIN LIVING TRUST u/t/a DATED NOVEMBER 25, 1996, a trust created under the laws of the State of Oregon (the "Edin Trust"), and TERRY W. WEIGEL, an individual resident of the State of Oregon ("Weigel").

                                  INTRODUCTION

         The Parties entered into that certain Stock Purchase Agreement, dated as of July 3, 1998 (the "Agreement"), which the Parties now desire to amend as described below. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the Parties agree as follows.

                                    AGREEMENT

         The Parties agree that the Delivery Date (as set forth in Section 4 of the Agreement) shall be Wednesday, August 5, 1998. All other terms and provisions of the Agreement shall continue in full force and effect, unaffected by this Amendment.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          TEAM:

                                          TEAM, INC.



                                          By: /s/ KENNETH M. THOLAN
                                             -----------------------------------
                                              Kenneth M. Tholan, President


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                                          THE BENHAMS:


                                          /s/ R. LEROY BENHAM
                                          --------------------------------------
                                          R. LeRoy Benham


                                          PAULA BENHAM
                                          --------------------------------------
                                          Paula Benham


                                          THE ESOP:

                                          CLIMAX PORTABLE
                                           MACHINE TOOLS, INC. EMPLOYEE
                                           STOCK OWNERSHIP PLAN TRUST



                                          By: /s/ PHILLIP R. EDIN
                                             -----------------------------------
                                               Phillip R. Edin, Trustee



                                          By: /s/ TERRY W. WEIGEL
                                             -----------------------------------
                                               Terry W. Weigel, Trustee



                                          By: /s/ R. LEROY BENHAM
                                             -----------------------------------
                                               R. LeRoy Benham, Trustee


                                          THE EDIN TRUST:

                                          The Phillip Edin Living Trust


                                          By: /s/ PHILLIP R. EDIN
                                             -----------------------------------
                                               Phillip R. Edin, Sole Trustee



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                                          WEIGEL:

                                          /s/ TERRY W. WEIGEL
                                          --------------------------------------
                                          Terry W. Weigel






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